Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

March 24, 2016

Tribune Media Company

435 North Michigan Avenue

Chicago, Illinois 60611

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special New York counsel to Tribune Media Company, a Delaware corporation (the “Issuer”), and the entities listed in Schedule A hereto (collectively, the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 filed with the Commission on March 24, 2016 (the “Registration Statement”) relating to the proposed offering by the Issuer of $1,100,000,000 aggregate principal amount of the Issuer’s 5.875% Senior Notes due 2022 (the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 5.875% Senior Notes due 2022 (the “Old Notes”). The New Notes are to be issued pursuant to the Indenture, dated as of June 24, 2015 (the “Base Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of June 24, 2015 (the “First Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee, the Second Supplemental Indenture, dated as of September 8, 2015 (the “Second Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee, and the Third Supplemental Indenture, dated as of October 8, 2015 (together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental, the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee. The obligations of the Issuer pursuant to the New Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Indenture (such guarantees, collectively, the “Guarantees”).

In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuer and the Guarantors and such other instruments and certificates of public officials, officers and representatives of the Issuer and the Guarantors and other persons as we have deemed necessary or appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuer and the Guarantors and other persons delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of each Guarantor under the laws of their respective jurisdictions of incorporation or formation, (vi) the power and authority of the Trustee and the Guarantors to enter into and perform their respective obligations under the Indenture and the Guarantees, as the case may be, (vii) the due authorization, execution and delivery of the Indenture by the Trustee and the Guarantors, except to the extent that such due execution and delivery thereof by any Guarantor is governed by the laws of the State of New York, (viii) the enforceability of the Indenture against the Trustee and (ix) the due authentication of the New Notes on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Issuer and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, (1) the New Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, and (2) the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, each as currently in effect, and we do not express any opinion herein concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Notes” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

Schedule A

Baseline Acquisitions, LLC

Baseline, LLC

Chicagoland Television News, LLC

Classified Ventures Holdco, LLC

CastTV Inc.

FoxCo Acquisition, LLC

FoxCo Acquisition Finance Corporation

FoxCo Acquisition Sub, LLC

Gracenote, Inc.

KDAF, LLC

KIAH, LLC

KPLR, Inc.

KRCW, LLC

KSTU, LLC

KSTU License, LLC

KSWB, LLC

KTLA, LLC

KTVI, LLC

KTVI License, LLC

KTXL, LLC

KWGN, LLC

Local TV, LLC

Local TV Aircraft, Inc.

Local TV Finance, LLC

Local TV Finance Corporation

Local TV Holdings, LLC

Local TV Norfolk Real Estate, LLC

Magic T Music Publishing Company, LLC

Media by Numbers, LLC

Oak Brook Productions, LLC

Riverwalk Holdco, LLC

Riverwalk Holdco II, LLC

Studio Systems, LLC

Tower Distribution Company, LLC

Towering T Music Publishing Company, LLC

Tribune (FN) Cable Ventures, LLC

Tribune Broadcasting Company, LLC

Tribune Broadcasting Company II, LLC

Tribune Broadcasting Denver, LLC

Tribune Broadcasting Denver License, LLC

Tribune Broadcasting Fort Smith, LLC

Tribune Broadcasting Fort Smith License, LLC

Tribune Broadcasting Hartford, LLC

Tribune Broadcasting Indianapolis, LLC

Tribune Broadcasting Kansas City, Inc.

Tribune Broadcasting Norfolk, LLC

Tribune Broadcasting Oklahoma City, LLC

Tribune Broadcasting Oklahoma City License, LLC

Tribune Broadcasting Seattle, LLC

Tribune Digital Ventures, LLC

Tribune Entertainment Company, LLC

Tribune Management Holdings, LLC

Tribune Media Services, LLC

Tribune National Marketing Company, LLC

Tribune Television New Orleans, Inc.

WDAF License, Inc.

WDAF Television, Inc.

WDCW, LLC

WGHP, LLC

WGHP License, LLC

WGN Continental Broadcasting Company, LLC

WHNT, LLC

WHNT License, LLC

WHO License, LLC

WHO Television, LLC

WITI License, LLC

WITI Television, LLC

WJW License, LLC

WJW Television, LLC

WNEP, LLC

WPHL, LLC

WPIX, LLC

WPMT, LLC

WQAD, LLC

WQAD License, LLC

WREG, LLC

WREG License, LLC

WSFL, LLC

WTVR, LLC

WTVR License, LLC

WXMI, LLC

Tribune Real Estate Holdings, LLC

Tribune Real Estate Holdings II, LLC

501 N. Orange Holdco, LLC

AL-Huntsville-200 Holmes Avenue, LLC

AR-Fort Smith-318 North 13th Street, LLC

AR-Van Buren-179 Gladewood Road, LLC

CA-4655 Fruitridge Road, LLC

CA-Olympic Plant, LLC

CA-LATS South, LLC

CA-Los Angeles Times Square, LLC

CO-1006 Lookout Mountain Road, LLC

CO-Clear Creek County-Argentine Pass, LLC

CO-Denver-100 East Speer Boulevard, LLC

CO-Golden-21214 Cedar Lake Road, LLC

CT-121 Wawarme Avenue, LLC

CT-285 Broad Street, LLC

CT-WTIC, LLC

FL-633 North Orange Avenue, LLC

FL-Deerfield Plant, LLC

FL-Orlando Sentinel, LLC

IA-Alleman Polk County, LLC

IA-Des Moines-1801 Grand Avenue, LLC

IL-11201 Franklin Avenue, LLC

IL-16400 South 105th Court, LLC

IL-2501 West Bradley Place, LLC

IL-3249 North Kilpatrick, LLC

IL-3722 Ventura Drive, LLC

IL-720 Rohlwing Road, LLC

IL-777 West Chicago Avenue, LLC

IL-Henry County-Rustic Hill, LLC

IL-Moline-3003 Park 16 Street, LLC

IL-Orion-2880 North 1100 Avenue, LLC

IL-Tribune Tower, LLC

IN-2350 Westlane Road, LLC

IN-6910 Network Place, LLC

IN-Trafalgar WTTV, LLC

IN-Windfall WTTV, LLC

MD-3400 Carlins Park Drive, LLC

MD-601 N. Calvert, LLC

MD-North Calvert Street, LLC

MI-3117 Plaza Drive, LLC

MI-Davis Road, LLC

MO-Kansas City-3020 Summit Street, LLC

MO-St Louis-Emil Avenue, LLC

NC-High Point-2005 Francis Street, LLC

NC-Sofia-4119 Old Courthouse Road, LLC

OH-Cleveland-5800 South Marginal Road, LLC

OH-Parma-4501 West Pleasant Valley Road, LLC

OK-Oklahoma City-East Britton Road, LLC

OR-10255 SW Arctic Drive, LLC

PA-2005 South Queen Street, LLC

PA-5001 Wynnefield Avenue, LLC

PA-550 East Rock Road, LLC

PA-Luzerne County-Penobscot Mountain, LLC

PA-Moosic-16 Montage Mountain Road, LLC

PA-Morning Call, LLC

PA-Ransom, LLC

PA-South Abington-Rt. 11 and Morgan Hwy, LLC

TN-Memphis-803 Channel 3 Drive, LLC

TREH CM Member 2, LLC

TREH Costa Mesa, LLC

TX-7700 Westpark Drive, LLC

TX-8001 John Carpenter Freeway, LLC

UT-Salt Lake City-Amelia Earhart Drive, LLC

VA-216 Ironbound Road, LLC

VA-Norfolk-720 Boush Street, LLC

VA-Portsmouth-1318 Spratley Street, LLC

VA-Richmond, LLC

VA-Suffolk-5277 Nansemond Parkway, LLC

WA-1813 Westlake Avenue, LLC

WI-Brown Deer-9001 North Green Bay Road, LLC

WI-Milwaukee-1100 East Capital Drive, LLC